As filed with the Securities and Exchange Commission on July 11, 2000.
                             Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20005

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CVB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

 California                                                95-3629339
 (State or other jurisdiction                              (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                             701 North Haven Avenue
                            Ontario, California                91764
               (Address of principal executive offices)        (Zip Code)


                   CVB FINANCIAL CORP. 2000 STOCK OPTION PLAN

                              (Full title of plans)

                                  D. Linn Wiley
                      President and Chief Executive Officer
                             701 North Haven Avenue
                            Ontario, California 91764
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (909) 980-4030

                                 WITH A COPY TO:

                             William T. Quicksilver
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064

                         Calculation of Registration Fee
-------------- ------------- ---------------- ---------------- ----------------

 Title of       Amount                                          Amount
Securities to   to be         Offering price   Aggregate        of
be registered   registered    Per unit         Offering price   registration fee
-------------- ------------- ---------------- ---------------- ----------------
-------------- ------------- ---------------- ---------------- ----------------
Common stock,
no par value 1  2,000,000      $15.718752       $31,437,5002     $8,316
-------------- ------------- ---------------- ---------------- ----------------
1 This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become available under the Plans as a result of the adjustment provisions thereof. Includes one attached Preferred Share Purchase Right per share.

2 Calculated pursuant to Rule 457(h) based on the average of the high and low trading prices of the Company's common stock on July 5, 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     INCORPORATION OF DOCUMENTS BY REFERENCE

Item 3.  Incorporation of Documents by Reference

             The  following   documents   filed  by  CVB  Financial  Corp.  (the
"Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

               (a)The  Registrant's  latest  annual  report  filed  pursuant  to
Section 13(a) or 15(d) of the  Securities  Exchange Act of 1934, as amended (the
"Exchange Act") or the latest prospectus filed by the Registrant as part of an effective registration statement filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") or (c) under the Exchange Act, which contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (b)All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

               (c)The description of the Company's common stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description, and a Registration Statement on Form 8-A12G dated June 22, 2000, setting forth a description of the Registrant's preferred share purchase rights, including any amendment or report filed for the purpose of updating such description, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

       All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not Applicable

Item 5. Interests of Named Experts and Counsel

Not Applicable

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California General Corporation Las ("Section 317") provides a statutory framework covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Company. Section 317 provides that indemnification against expenses actually and reasonably incurred shall be made to any officer or director who has been successful on the merits with respect to the defense of any proceeding but does not require indemnification in other circumstances.

         Section 317 provides that a corporation may indemnify any agent of the Company including officers and directors against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in a third party proceedings against such person by reason of that person's service on behalf of the Company, provided the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Company.

         Section 317 further provides that the Company may indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person believed to be in the best interests of the Company and its shareholders. However, in actions brought by or in the right of the Company, indemnification is not available without court approval for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action which is disposed of by settlement or otherwise. Further, with respect to matters for which the agent shall have been adjudged to be liable to the Company, indemnification for expenses is permissible only to the extent the court shall determine that the agent is fairly and reasonably entitled to indemnification.

         In addition, Section 317 provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent additional rights are authorized in the Company's Articles of Incorporation. Section 317 permits the advancing of expenses incurred in defending any proceeding against an agent of the Company by reason of that person's service on behalf of the Company upon the giving of an undertaking, or promise, by the indemnified person to repay those sums in the event it is later determined that the person is not entitled to be indemnified. Finally, Section317 permits the Company to procure insurance on behalf of its directors, officers, and other corporate agents against liability asserted against or incurred by these individuals even if the Company would not otherwise have the power under applicable law to indemnify them for their expenses. The Company's Articles of Incorporation and Bylaws, as amended respectively, authorize the Company to indemnify its agents to the fullest extent permitted under California law. The Company has also adopted indemnification agreements in order to implement the Articles of Incorporation and Bylaws.

Item 7.  Exemption from Registration Claimed

Item 8.  Exhibits

                                    EXHIBITS

3.1          Articles of Incorporation of CVB Financial Corp., as amended.(1)

3.2          Bylaws of CVB Financial Corp. as amended(2)

4.1 Preferred Shares Rights Agreement, dated as of June 21, 2000, between CVB Financial Corp. and U.S. Stock Transfer Corp., including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively. (3)

4.2 Certificate of Determination of Participating Preferred Stock of Registrant (attached as Exhibit A to Exhibit 4.1) (3).

4.3           Form of Rights Certificate (attached as Exhibit B to Exhibit 4.1)
              (3).

4.4           Summary of Rights (attached as Exhibit C to Exhibit 4.1) (3).

5.1           Opinion of Manatt, Phelps & Phillips.

23.1          Consent of Manatt, Phelps & Phillips (see Exhibit 5.1).

23.2          Consent of Deloitte & Touche, LLP.

24.1          Power of Attorney (contained on signature page)

99.1          CVB Financial Corp. 2000 Stock Option Plan

99.2          Form of Option Agreement

---------------

(1) Exhibit incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No.1-10394.

(2) Exhibit incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No.1-10394.

(3) Exhibit incorporated by reference from Registrant's Registration Statement on Form 8A-12G filed on June 22, 2000, File No. 1-10394.

                                  UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California on July 5, 2000.

CVB FINANCIAL CORP.


By /s/ D. Linn Wiley
D. Linn Wiley,
President
and Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Linn Wiley and Edward J. Biebrich, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature              Title                             Date

/s/ D. Linn Wiley             President                         July 5, 2000
D. Linn Wiley                 and Chief Executive
                              Officer (Principal
                              Executive Officer),
                              Director

/s/ Edward J. Biebrich, Jr.   Executive Vice President and      July 5, 2000
Edward J. Biebrich, Jr.       Chief Financial Officer
                              (Principal Financial
                              Officer, Principal
                              Accounting Officer)


/s/ George A. Borba           Chairman of the Board             July 5, 2000
George A. Borba


John A. Borba                 Director                          July 5, 2000


/s/ Ronald O. Kruse           Director                          July 5, 2000
Ronald O. Kruse

/s/ John J. LoPorto           Director                          July 5, 2000
John J. LoPorto

/s/ James C. Seley            Director                          July 5, 2000
James C. Seley

/s/ San Vaccaro              Director                           July 5, 2000
San Vaccaro

July 5, 2000


CVB Financial Corp.
701 North Haven Avenue
Ontario, California 91764

         Re:      CVB Financial Corp. 2000 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by CVB Financial Corp. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to two million (2,000,000) shares of the Company's Common Stock, no par value (the "Shares"), that may be issued in the aggregate under the Plan.

         In rendering this opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

                  1. The Articles of Incorporation of the Company, as amended.

                  2.       The Bylaws of the Company, as amended.

                  3.       This Registration Statement.

                  4. Records of proceedings of the Board of Directors of CVB pertaining to the Plan.

                  5. Records of proceedings of the shareholders of CVB pertaining to the Plan.

         With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

         Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry other than such certificates of officers, that (i) all options granted under the Plan will be granted by the Company pursuant to the terms of the Plan, (ii) the consideration for the shares of Common Stock issued pursuant to the exercise of such options will be received prior to the issuance thereof, (iii) the Common Stock issued pursuant to the exercise of options will be issued in accordance with the terms of the Plan and the various agreements and (iv) the grant of such options and the issuance of Shares upon the exercise thereof will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act of 1933, as amended, as to which this opinion is addressed), upon which assumptions the opinions contained herein are expressly conditioned, we are of the opinion that:

         If, as and when the Shares are issued and sold pursuant to exercise of options granted under the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

         This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the United States of America be changed by legislative action, judicial decision or otherwise.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act of 1933, as amended.

                                            Very truly yours,



                                            Manatt, Phelps & Phillips, LLP

Exhibit 23.1


                                            INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CVB Financial Corp. on Form S-8 of our report, dated February 2, 2000, on the consolidated balance sheets of CVB Financial Corp. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, appearing in the Annual Report on Form 10-K of CVB Financial Corp. for the year ended December 31 ,1999.

/s/ Deloitte & Touche, LLP

July 5, 2000
Los Angeles, California

Exhibit 99.1

                   CVB FINANCIAL CORP. 2000 STOCK OPTION PLAN

             As Adopted by the Board of Directors on March 15, 2000
                 As Approved by the Shareholders on May 25, 2000

         Section 1.  Purpose; Definitions.

         The name of the plan is the CVB Financial Corp. 2000 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable employees
(including officers and Directors) of CVB Financial Corp., a California corporation (the "Company") and its Subsidiaries, non-employee members of the Board of Directors of the Company, and those consultants and other independent contractors who provide services to the Company and its Subsidiaries and upon whose judgment, initiative and efforts the Company and its Subsidiaries depend for the successful conduct of their business to acquire proprietary interests in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on behalf of the Company and its Subsidiaries and strengthening their desire to remain with the Company and its Subsidiaries.

         The following terms shall be defined as set forth below:

         (a)      "Act" means the Securities Act of 1933, as amended.

         (b)      "Administrator" means the Board or the Committee.

         (c) "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options and Nonstatutory Stock Options.

         (d)      "Board" means the Board of Directors of the Company.

         (e) "Cause," as such term relates to the termination of any person's status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person's duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

         (f) "Code" means the Internal Revenue Code of 1986, as amended, and any successor tax laws, and related rules, regulations and interpretations.

          (g) "Committee" means a committee of two or more Independent Directors appointed by the Board to administer the Plan.

         (h)      "Director" means a member of the Board.

         (i) "Disability" means such individual's total and permanent disability within the meaning of Section 22(e)(3) of the Code. However, in no event will a participant be considered to be disabled for purposes of this Plan if the individual's incapacity is a result of an intentionally self-inflicted injury (while sane or insane), alcohol or drug abuse, or a criminal act for which the individual is convicted or to which the individual pleads guilty or nolo contendre.

          (j) "Fair Market Value" of the Stock on any given date under the Plan shall be determined as follows:

                  (i) If the Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share of the Stock on the day of determination on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape transactions on such exchange. If there is no reported sale of the Stock on such exchange on the day of determination, then the fair market value shall be the closing price on the exchange on the last preceding date for which such quotation exists.

                  (ii) If the Stock is not at the time listed or admitted to trading on any national exchange but is traded on the NASDAQ National Market or Small Cap Market System, the fair market value shall be the closing selling price per share of the Stock on the day of determination, as such price is reported by the National Association of Securities Dealers, Inc. through the NASDAQ National Market or SmallCap System, as the case may be, or through any successor system. If there is no reported closing selling price for the Stock on the day of of determination, then the fair market value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported (and the Stock is otherwise not listed or admitted as described in (i) and (ii) above), the fair market value shall be the mean between the high and low bid prices for the Common Stock on the day of determination, or, if there is no reported mean between the high and low bid prices on the day of determination, on such last market trading day prior to the day of determination on which such mean exists; or

                  (iv) If the Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market nor otherwise regularly quoted by recognized securities dealer, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

         (k) "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

         (l) "Independent Director" means persons who qualify as "nonemployee directors" as such term is defined in Securities and Exchange Commission Rule 16b-3 under the 1934 Act ("Nonemployee Directors") and who qualify as "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulations 1.162-27(c)(3) ("Outside Director"). The Board shall have the authority to appoint and remove members of the Committee, provided, however, that any attempted appointment to the Committee of a person who does not qualify as an Outside Director and Nonemployee Director shall be null and void. Any Committee member who loses the status of an Outside Director and Nonemployee Director shall automatically and without further action cease to be a member of the Committee as soon as such status is lost.

         (m) "Nonstatutory Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (m) "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

         (n) "Retirement" means an employee's termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

         (o) "Stock" means the Common Stock, no par value, of the Company, subject to adjustments pursuant to Section 3.

         (p) "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

          Section 2. Administration of Plan; Authority to Select Participants and Determine Awards

         (a) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

               (i)  to  select  those  employees   (including   officers  and
         Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries to whom Awards may from time to time be granted;

               (ii) to determine the time or times of grant,  and the extent, if any, of Incentive  Stock Options and  Nonstatutory  Stock Options or
         any  combination  of  the  foregoing,   granted  to  any  one  or  more
         participants;

               (iii) to determine the number of shares of Stock to be covered by any Award;

               (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

               (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

               (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

               (vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

               (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and otherwise to supervise the administration of the Plan.

         All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

         Section 3.  Stock Issuable Under the Plan; Mergers; Substitution

         (a) Stock Issuable. The maximum number of shares of Stock reserved and available for the grant of Awards under the Plan shall be the sum of two million (2,000,000) shares, subject to adjustment as described in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which expire or which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than one hundred thousand (100,000) shares of Stock may be granted to any one individual participant during any one calendar year period, subject to adjustment as described in Section 3(b) below. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

         (b) Changes in capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan (including the maximum number of shares of Common Stock which can be subject to any Stock Option for any particular person) but as to which no Stock Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, merger, consolidation, reorganization, any partial or complete liquidation, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Board of Directors in its discretion may make a cash payment in lieu of fractional shares.

         (c) Mergers, etc. Not less than fifteen (15) days, or such shorter period of time as the Administrator shall determine, prior to (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or (iii) a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company surviving such event (a "Terminating Event") (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Stock Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees), the Administrator shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 2 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan. Upon the consummation of the Terminating Event, the Plan and any option or portion thereof not exercised shall terminate unless provision is made in connection with the Terminating Event for assumption of the Plan and/or the options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

         (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances, including the grant of Incentive Stock Options.

         Section 4.  Eligibility

         Participants in the Plan shall be such full-time or part-time employees (including officers and Directors) of the Company and its Subsidiaries, non-employee Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries as the Administrator in its sole discretion shall select from time to time.

         Section 5.  Stock Options

         Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Nonstatutory Stock Option.

         No Incentive Stock Option shall be granted under the Plan after ten years from the date of adoption of the Plan by the Board of Directors.

         (a) Terms and Conditions of Stock Options. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

                  (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant, except as provided in Section 3(d). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any "parent or subsidiary corporation" of the Company (within the meaning of Section 424(e) or 424(f) of the Code, as the case may be) and an Incentive Stock Option is granted to such employee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the grant date.

                  (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any "parent or subsidiary corporation" of the Company (within the meaning of Section 424(e) or 424(f) of the Code, as the case may be) and an Incentive Stock Option is granted to such employee, the term of such Option shall expire no more than five years after the date of grant.

                 (iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                  (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by any one of the following methods: (A) in cash; (B) if, in the sole discretion of the Administrator, and if the Company is not then prohibited from purchasing or acquiring shares of Stock, with shares of Stock that have been held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (C) through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company;; or (D) any combination of the foregoing. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

                  (v) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of the optionee's death may thereafter be exercised, to the extent it was exercisable by the optionee on the date of the optionee's death, by the legal representative of the optionee's estate or by any other person who acquires the right to exercise the option by reason of such death under the optionee's will or the laws of intestate succession, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of death, but not later than the expiration of the stated term of the Option, if earlier.

                  (vi) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of such termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether a participant's employment (or business relationship) has been terminated by reason of Disability. The
         Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vi) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee's death, subject to termination on the expiration of the stated term of the Option, if earlier.

                  (vii) Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify) from the date of such termination of employment, but not later than the expiration of the stated term of the Option, if earlier. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this
         Section 5(a)(vii) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee's death, subject to termination on the expiration of the stated term of the Option, if earlier.

                  (viii) Termination for Cause. If any optionee's employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide in any Stock Option that such Stock Option can be exercised, to the extent it was exercisable on the date of such termination, for a period of up to 30 days from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

                  (ix) Other Termination. Unless otherwise determined by the Administrator, if an optionee's employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, for 90 days (or such other period not to exceed 60 months as the Administrator shall specify) from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

                  (x) Annual Limit on Incentive Stock Options. Section 422 of the Code requires for "incentive stock option" treatment that the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option. In the event the $100,000 limit is exceeded, the optionee may designate in writing to the Administrator whether this optionee is exercising the Incentive Stock Option portion or the Nonstatutory Stock Option portion. In the absence of such written designation, the Incentive Stock Option portion shall be deemed exercised first to the extent thereof.

         (b) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, provided, however, Non-Statutory Stock Options may be transferred to any inter vivos or testamentary trust, which shall agree in writing to be bound by the terms of this Plan, established for estate planning purposes for the sole and exclusive benefit of such owner, one
(1) or more members of such owner's family that are related to such owner by blood (which members shall include, without limitation, the spouse, adopted children, and stepchildren of such owner) and/or any other lineal descendants of such owners and in which such owner is a trustee thereof, or such other trust established for estate planning purposes as the Board of Directors or Committee shall approve in writing and which complies with applicable law.

         (c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

         Section 6.  Tax Withholding

         (a) Payment By Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

         Section 7.  Transfer, Leave of Absence, Etc.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

         (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

         (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

         Section 8.  Amendments and Termination

         The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Administrator to be required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company's shareholders entitled to vote at a meeting of shareholders. Unless sooner terminated, the Plan shall terminate ten years from the date the Board of Directors approves the Plan.

         Section 9.  Status of Plan

         With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

         Section 10.  General Provisions

         (a) No Distribution; Compliance With Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The
Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it considers appropriate.

         (b) Delivery Of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

         (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

         (d) Performance-Based Compensation. For purposes of Section 162(m)(4)(c) of the Code and Treasury Regulation Section 1.162-27(e)(2)(vi), the amount of compensation an optionee may receive under a Stock Option is based solely on an increase in the value of the Stock after the edate of the grant or award of a Stock Option.

         (e) Incorporation by Reference. Every written instrument evidencing an Award shall incorporate the terms of this Plan by reference as governing the Award.

         Section 11.  Effective Date of Plan

         This Plan shall become effective upon the later to occur of (i) approval by the Company's Board of Directors and (ii) approval by the Company's shareholders.

         Section 12.  Governing Law

         This Plan shall be governed by California law except to the extent such law is preempted by federal law.

Exhibit 99.2
                               CVB FINANCIAL CORP.
                        FORM 2000 STOCK OPTION AGREEMENT
                             EMPLOYEES and DIRECTORS

                  This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between CVB Financial Corp, a California corporation (the "Company"), and the person named below ("Optionee").

               WHEREAS, Optionee is a full or part-time employee of the Company or any of its Subsidiaries or a non-employee director of the Company or any of its Subsidiaries; and

                  WHEREAS, pursuant to the Company's 2000 Stock Option Plan (the "Plan"), the Committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the grant to Optionee of an option to purchase shares of the Company's common stock, (the "Common Stock"), on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

                  1. Grant Of Option; Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 p.m. on the Expiration Date indicated below or as earlier provided in this Agreement and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On each anniversary of the Date of Grant, the option shall become exercisable to purchase, and shall vest with respect to, the number of the Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

                  Optionee:                              ______________________

                  Date of Grant:                                     __________

                  Number of shares purchasable ("Option Shares"):    __________

                  Exercise Price per share:                          __________

                  Expiration Date:                                   __________

                  Annual Vesting Rate:                               __________

                  Type of Option (Incentive or Non-Qualified)        __________

                  2.       Acceleration and Termination of Option

                           (a)      Termination of Employment.

     (i) Retirement. If Optionee's service as an Employee ("Employment") of Company or any of its Subsidiaries is terminated by reason of Optionee's retirement with the approval of the Committee or in accordance with the Company's or Subsidiary's then current retirement policy ("Retirement"), then Optionee's Option may thereafter be exercised, to the extent it was exercisable on the date of such termination, until the earlier of 12 months from the date of such termination of Employment and the Expiration Date, but not later than the expiration of the stated term of the Option, if earlier.

     (ii) Death. If Optionee's Employment by (or other business relationship with) the Company or any of its Subsidiaries is terminated by reason of the death of Optionee, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable by the Optionee on the date of the Optionee's death, by the legal representative of the Optionee's estate or by any other person who acquires the right to exercise the Option by reason of such death under the Optionee's will or the laws of intestate succession, until the earlier of 12 months from the date of death and the Expiration Date.

     (iii) Disability. If Optionee's Employment by (or other business relationship with) the Company or any of its Subsidiaries is terminated by reason of Optionee's total and permanent disability within the meaning of
Section 22(e)(3) of the Code ("Disability"), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, until the earlier of 12 months from the date of such termination of Employment (or other business relationship) and the Expiration Date. The Committee shall have sole authority and discretion to determine whether a Optionee's Employment (or other business relationship) has been terminated by reason of Disability.

     (iv) Termination for Cause. If Optionee's Employment by (or other business relationship with) the Company or any of its Subsidiaries is terminated for Cause, as hereinafter defined, any Option held by such Optionee, including any Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect. "Cause" shall mean the occurrence of one or more of the following: (i) Optionee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company ("Board") in good faith in its sole discretion, (ii) Optionee engages in a fraudulent act to the material damage or prejudice of the Company or any of its Subsidiaries or in conduct or activities materially damaging to the property, business or reputation of the Company or any of its Subsidiaries, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by Optionee involving malfeasance or negligence in the performance of Optionee's duties to the Company or any of its Subsidiaries to the material detriment of the Company or any of its Subsidiaries, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by Optionee to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by Optionee of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

     (v) Other Termination. If Optionee's Employment by (or other business relationship with) Company or any of its Subsidiaries is terminated for any reason other than Retirement, death, Disability or Cause, then any Option held by Optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, until the earlier of three (3) months (or, for Non-Qualified Stock Options, twelve months) from the date of termination of Employment (or other business relationship) and the Expiration Date.

     (vi) Transfer, Leave of Absence. For purposes of the Plan, the following events shall not be deemed a termination of Employment:

                         (A) a transfer to the  Employment  of the Company  from
any of its Subsidiaries or from the Company to any of its Subsidiaries, or from one Subsidiary to another; or

                         (B) an approved  leave of absence for military  service
or  sickness,  or for  any  other  purpose  approved  by the Company,   if  the
employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

                         (b) Death Following Termination of Employment. Notwithstanding anything to the contrary contained in this Agreement, if Optionee shall die at any time after the termination of his or her Employment and prior to the Expiration Date of the Option, then the remaining vested portion, if any, of the Option, as of the date of termination of Employment shall terminate on the earlier of the Expiration Date, the first anniversary of the date of such death or the .

                         (c) Other Events Causing  Acceleration  of Option.  The
                    Committee, in its sole discretion, may at any time accelerate the exercisability of all or any portion of any Option for any reason.

                         (d) Rights of Shareholder. Optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of an Option and not as to unexercised Options. Shares of Common Stock issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or applicable law and regulation.

                         (e) Mergers,  etc. Not less than fifteen (15) days,  or
                    such shorter period of time as the Committee shall determine, prior to the dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event") (other than a formation of a holding company, merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the direct or indirect shareholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Optionees), the Committee shall notify each Optionee of the pendency of the Terminating Event. Upon delivery of said notice, any Option granted prior to the Terminating Event shall be, notwithstanding the provisions of Section 2 of the Plan, exercisable in full and not only as to those Option Shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan or this Agreement. Upon the consummation of the Terminating Event, the Plan, this Agreement and any Option or portion thereof not exercised shall terminate unless provision is made in connection with the Terminating Event for assumption of the Plan and/or the Options theretofore granted, or substitution for such Options of new Options covering stock of a successor employer corporation, or a parent or Subsidiary corporation thereof, solely at the option of such successor corporation or parent or Subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

                  3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, separation, any partial or complete liquidation, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transactions shall provide otherwise or such event shall cause the Option to terminate pursuant to Section 2(e) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option and the Exercise Price per share specified herein; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option. No fractional shares of Common Stock shall be issued under the Plan and this Agreement resulting from any such adjustment, but the Board in its discretion may make a cash payment in lieu of fractional shares.

                  4. Exercise. The Option shall be exercisable during Optionee's lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by (i) cash or certified check payable to the Company, (ii) if the Company is not then prohibited from purchasing or acquiring shares of Common Stock, with shares of Common Stock. that have been held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (c) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company or (d) any combination of the foregoing. The delivery of certificates representing the shares of Common Stock to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

                  5. Annual Limit on Incentive Stock Options. Section 422 of the Code requires for "incentive stock option" treatment that the aggregate fair market value, as defined hereinafter, of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or any of its Subsidiaries become exercisable for the first time by a Optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. In the event the $100,000 limit is exceeded, the Optionee may designate in writing to the Committee whether Optionee is exercising the Incentive Stock Option portion or the Non-Qualified Stock Option portion. In the absence of such written designation, the Incentive Stock Option portion shall be deemed exercised first to the extent thereof. "Fair Market Value" shall mean the market price of the Common Stock on the applicable date, determined by the Committee in good faith using any reasonable method.

                  6. Payment of Withholding Taxes. As a condition to the exercise of an Option, Optionee shall, no later than the date as of which the value of an Option or of any Common Stock or other amounts received thereunder first becomes includable in the gross income of the Optionee for federal income tax purposes, pay to the Company, or make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding taxes of any kind required by law to be withheld. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option or Option Shares by having the Company withhold a portion of any Option Shares that otherwise would be issued to him or her. Such shares of Common Stock or Option Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                  7. Tax Consequences. Optionee shall rely solely on his or her own tax advisors concerning the Option and its tax consequences.

                  8. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 535 East First Street, Tustin, California 92780, Attention: President, or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

                  9. Notice of Disqualifying Disposition of Incentive Stock Option Shares. To the extent this Option is an Incentive Stock Option, if Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Optionee upon exercise of this Option, then Optionee shall immediately notify the Company in writing of such disposition.

                  10. Compliance with Other Laws and Regulations. Notwithstanding anything to the contrary in this Agreement, the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required including the rules and regulations of the Securities and Exchange Commission and the rules of any exchange or any quotation system on which the Company's Common Stock may then be listed. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

                    11.   Limited   Liability.   The  Company  and  any  of  its
Subsidiaries or affiliates which is in existence or hereafter comes into existence shall not be liable to a Optionee or other persons as to:

                         (a) The  Non-Issuance  of Shares.  The  non-issuance or
                    sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

                         (b) Tax Consequences. Any tax consequence expected, but
                    not realized, by any Optionee or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Options granted hereunder.

                  12. Nontransferability. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the Optionee's lifetime, only by the Optionee, provided, however, Non-Statutory Stock Options may be transferred to any inter vivos trust, which shall agree in writing to be bound by the terms of this Agreement and the Plan, established for estate planning purposes for the sole and exclusive benefit of such owner, one (1) or more members of such owner's family that are related to such owner by blood (which members shall include, without limitation, the spouse, adopted children, and stepchildren of such owner) and/or any other lineal descendants of such owner and in which such owner is a trustee thereof.

                  13.      Plan.

                         (a)  Amendments,  Terms and  Conditions.  The Option is
                    granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Optionee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

                         (b) Capitalized Terms.  Capitalized terms not otherwise
                    defined herein shall have the meaning assigned to these terms in the Plan.

                         (c) Conflict with Plan. This Option is granted pursuant
                    to the Plan, the provisions of which are incorporated into this Agreement by reference, and, in the event any conflict between this Agreement and the Plan exists, the terms of the Plan shall govern.

                  14. Amendments and Termination. The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Option (or provide substitute Options at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Option if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Option without the holder's consent. If and to the extent determined by the Committee to be required to ensure that Incentive Stock Options granted under the Plan are qualified under
Section 422 of the Code, Plan amendments shall be subject to approval by the Company's shareholders entitled to vote at a meeting of shareholders.

                  15. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement. With respect to the portion of any Option which has not been exercised and any payments in cash, Common Stock or other consideration not received by a Optionee, a Optionee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Option or Options. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Common Stock or make payments with respect to Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

                  16. Employment or Contract Rights. No provision of this Agreement or of the Option granted hereunder shall (i) confer upon Optionee any right to continue in the employ of or contract with the Company or any of its Subsidiaries, (ii) affect the right of the Company and any of its Subsidiaries to terminate the Employment or contract of Optionee, with or without cause, or
(iii) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Subsidiaries other than the Plan. Optionee hereby acknowledges and agrees that the Company and any of its Subsidiaries may terminate the Employment or contract of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such Subsidiary are parties to a written employment agreement that expressly provides otherwise.

                  17.      General Provisions.

                         (a) Delivery Of Stock  Certificates.  Delivery of stock
                    certificates to Optionee under this Agreement shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Optionee, at the Optionee's last known address on file with the Company.

                         (b) Other Compensation Arrangements.  Nothing contained
                    in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.

                         (c)  Performance-Based  Compensation.  For  purposes of
                    Section  162(m)(4)(c)  of the Code and  Treasury  Regulation
                    Section 1.162-27(e)(2)(vi), the amount of compensation a Optionee may receive under an Option is based solely on an increase in the value of the Common Stock after the date of the grant or award of an Option.

                         (d) Entire Agreement.  The Plan is incorporated  herein
                    by reference. This Agreement and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

                         (e) Successors and Assigns.  The Company may assign any
                    of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

                  18. Governing Law. This Agreement and the Option granted hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law.

                  19. Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Option Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

                  IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

                                                     CVB FINANCIAL CORP.


                                                 By____________________________
                                                      Authorized Representative

                                                 OPTIONEE

                                                 ______________________________
                                                 Signature


                                                 ______________________________
                                                 Printed Name

                                                 ______________________________
                                                 Street Address

                                                 ______________________________
                                                 City, State and Zip Code

                                                 ______________________________
                                                 Social Security Number